EXHIBIT 10.11

AMENDMENT AND CONFIRMATION

OF SUBORDINATION AGREEMENTS

THIS AMENDMENT AND CONFIRMATION OF SUBORDINATION AGREEMENTS dated as of July 9, 2002 (this “Confirmation”), is made by ALTA COMMUNICATIONS VIII, L.P., a Delaware limited partnership, ALTA-COMM VIII S BY S, LLC, a Delaware limited liability company, ALTA COMMUNICATIONS VIII-B, L.P., a Delaware limited partnership, ALTA VIII ASSOCIATES, LLC, a Delaware limited liability company, CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM, a component unit of the State of California organized under the California Education Code, BANCBOSTON INVESTMENTS, INC., a Massachusetts corporation, and UNIONBANCAL EQUITIES, INC., a California corporation (collectively, the “Investor Subordinated Creditors”) and LBI HOLDINGS I, INC. (“Holdings I” and together with the Investor Subordinated Creditors, the “Subordinated Creditors”), with and in favor of FLEET NATIONAL BANK, as Administrative Agent (the “Administrative Agent”) for itself and for the lenders (the “Lenders”) from time to time party to that certain Amended and Restated Credit Agreement referred to below.

WHEREAS, LBI Media, Inc. (f/k/a LBI Holdings II, Inc.) (the “Borrower”) is a party to the Credit Agreement dated as of March 20, 2001 (as heretofore amended, supplemented or otherwise modified, the “Existing Credit Agreement”) among the Borrower, the guarantors from time to time party thereto (the “Guarantors”, and collectively with the Borrower, the “Credit Parties”), the lenders from time to time party thereto, Union Bank of California, N.A., as Syndication Agent, CIT Lending Services Corporation and General Electric Capital Corporation, as Co-Documentation Agents, and Fleet National Bank, as Administrative Agent;

WHEREAS, in connection with the Existing Credit Agreement, (A) the Investor Subordinated Creditors executed and delivered to the Administrative Agent that certain Investor Subordination Agreement dated as of March 20, 2001 (the “Investor Subordination Agreement”), and (B) the Subordinated Creditors executed and delivered to the Administrative Agent that certain Subordination and Intercreditor Agreement dated as of March 20, 2001 (the “Intercreditor Agreement”);

WHEREAS, the parties thereto have agreed to amend and restate the terms and conditions contained in the Existing Credit Agreement in their entirety, pursuant to the Amended and Restated Credit Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, including without limitation, any amendment which increases the lending commitments or other direct or contingent indebtedness thereunder, together with any other replacement or successor agreement governing Indebtedness incurred to refund or refinance the borrowings and commitments then outstanding or permitted to be outstanding under such agreement, in whole or in part, including any increase in the amount of Indebtedness thereunder, the “Amended and Restated Credit Agreement”) among the Borrower, the guarantors party thereto, the Lenders, certain other parties, and the Administrative Agent; and

WHEREAS, it is a condition to the availability of credit under the Amended and Restated Credit Agreement that the Subordinated Creditors shall have executed and delivered to the Administrative Agent this Confirmation and confirmed the subordination of the indebtedness and other obligations of the Credit Parties (as such term is defined in the Credit Agreement) to the Subordinated Creditors;

NOW THEREFORE, in consideration of the willingness of the Administrative Agent and the Lenders to enter into the Amended and Restated Credit Agreement and of the Lenders to agree, subject to the terms and conditions set forth therein, to make the Loans and issue Letters of Credit pursuant thereto, and for other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed, with the intent to be legally bound, as follows:

1. Amendments. The Investor Subordination Agreement and the Intercreditor Agreement are each hereby amended by providing that all references therein to the “Credit Agreement” shall be deemed to be references to the Amended and Restated Credit Agreement.

2. Confirmation. Except to the extent specifically amended hereby and by the Holdings Amendment, the Investor Subordination Agreement (as amended by the Holdings Agreement) and the Intercreditor Agreement (as amended by the Holdings Amendment) shall each remain in full force and effect and all of the terms and provisions thereof are hereby ratified and confirmed in all respects. The Subordinated Creditors hereby acknowledge and confirm, for the benefit of the Administrative Agent and the Lenders and their respective successors and assigns, that all Indebtedness of the Credit Parties to the Administrative Agent and the Lenders under the Amended and Restated Credit Agreement or any other Loan Documents, whether relating to principal, interest (including, without limitation, interest that accrues after the commencement of any bankruptcy proceeding by or against any Credit Party or any of its subsidiaries and affiliates), premium and termination fees, expenses or other amounts due from time to time under the Loan Documents shall constitute “Senior Indebtedness” under each of the Investor Subordination Agreement and the Intercreditor Agreement.

3. Miscellaneous. Unless otherwise defined, herein, all capitalized terms shall have the meanings ascribed to them in the Amended and Restated Credit Agreement. This Confirmation may be executed in any number of counterparts, each of which, when delivered, shall be an original, but all counterparts shall together constitute one instrument. This Confirmation shall be governed by the laws of the Commonwealth of Massachusetts and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this Confirmation to be duly executed as of the date first above written.

HOLDINGS I
LBI HOLDINGS I, INC. a California corporation

By:	/s/ Lenard Liberman
Name:	Lenard Liberman
Title:	Executive Vice President

THE INVESTOR SUBORDINATED CREDITORS:
ALTA COMMUNICATIONS VIII, L.P.

By:	Alta Communications VIII Managers, LLC, its General Partner

By:	/s/ Eileen McCarthy
Name:	Eileen McCarthy
Title:	Member

ALTA-COMM VIII S BY S, LLC

By:	/s/ Eileen McCarthy
Name:	Eileen McCarthy
Title:	Member

ALTA COMMUNICATIONS VIII-B, L.P.

By:	Alta Communications VIII Managers, LLC, its General Partner

By:	/s/ Eileen McCarthy
Name:	Eileen McCarthy
Title:	Member

ALTA VIII ASSOCIATES, LLC

By:	Alta Communications, Inc.

By:	/s/ Eileen McCarthy
Name:	Eileen McCarthy
Title:	VP-Finance

CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM

By:	/s/ Christopher J. Allman
Name:	Christopher J. Allman
Title:	Chief Investment Officer

BANCBOSTON INVESTMENTS INC.

By:	/s/ Lars A. Swanson
Name:	Lars A. Swanson
Title:	Director

UNIONBANCAL EQUITIES, INC.

By:	/s/J. Kevin Sampson /s/ David Bonrouhi
Name:	J. Kevin Sampson David Bonrouhi
Title:	Vice President Vice President

Acknowledged and agreed:

FLEET NATIONAL BANK, individually and as Administrative Agent for the Lenders

By:	/s/ Garret Komjathy
Name:	Garret Komjathy
Title:	Director